UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2007

KBS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	000-52606	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Rivertech Purchase & Sale Agreement

KBS Real Estate Investment Trust, Inc. (the “Company”) has entered into an agreement to acquire two two-story research and development office buildings containing 285,772 rentable square feet (“Rivertech I and II”)*. On November 21, 2007, the Company’s external advisor, KBS Capital Advisors LLC (the “Advisor”), entered into a purchase and sale agreement with the seller. On November 29, 2007, the Advisor assigned this purchase and sale agreement to an indirect wholly owned subsidiary of the Company for no consideration. Pursuant to the purchase and sale agreement, the Company would be obligated to purchase the property only after satisfactory completion of agreed upon closing conditions. The seller is not affiliated with the Company or the Advisor.

The purchase price of Rivertech I and II is $45.2 million plus closing costs. The Company intends to fund the purchase of Rivertech I and II with proceeds from a loan from an unaffiliated lender and with proceeds from the Company’s ongoing public offering.

Rivertech I and II is located on an approximate 24.9-acre parcel of land at 129 Concord Road in Billerica, Massachusetts. Rivertech I and II is 100% leased by 2 tenants, Nuvera Fuel Cells (39%) and Entegris, Inc. (61%). Rivertech I and II was built in 1983 and base building renovations were completed in 2001. Additional renovations were made to Rivertech I in 2007 to create a research and development facility for Nuvera Fuel Cells. Nuvera Fuel Cells is a global leader in the development and advancement of multi-fuel processing fuel cell technology. Entegris is a leader in the production of materials to safely transport components used to build semiconductors and computer disk drives.

The current aggregate annual base rent for the tenants of Rivertech I and II is approximately $3.1 million. As of December 2007, the current weighted-average remaining lease term for the tenants of Rivertech I and II is approximately 8.4 years. The Nuvera Fuel Cells lease expires in June 2019, and the average annual rental rate for the Nuvera Fuel Cells lease over the remaining lease term is $9.27 per square foot, which includes a rent concession on a portion of its square footage through June 2008. Nuvera Fuel Cells has the right, at its option, to extend its lease for two additional five-year periods. The Entegris lease expires in March 2014, and the average annual rental rate for the Entegris lease over the remaining lease term is $15.89 per square foot. Entegris has the right, at its option, to extend its lease for two additional five-year periods.

There can be no assurance that the Company will complete the acquisition. In some circumstances, if the Company fails to complete the acquisition, it may forfeit $1.0 million of earnest money.

*The transaction also includes the acquisition of 5.72 acres of land and a building containing approximately 60,000 rentable square feet (“Rivertech III”) located at 129 Concord Road in Billerica, Massachusetts. Rivertech III is subject to a ground lease with nominal prepaid rent through September 2097. As a result, the Company will receive no material economic benefit from the Rivertech III ground lease. The Company is responsible for maintenance of all access ways and utility lines for Rivertech III.

Acquisition of the Patrick Henry Corporate Center

The information in this Report set forth under Item 2.03 regarding the financing arrangements entered in connection with the acquisition of the property described in Item 2.01 is incorporated by reference herein.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 29, 2007, the Company, through an indirect wholly owned subsidiary, KBS 12350 Jefferson Avenue, LLC, purchased a four-story office building containing approximately 98,883 rentable square feet (the “Patrick Henry Corporate Center”) from Patrick Henry Corporate Center, LLC, which is not affiliated with the Company or the Advisor. The Patrick Henry Corporate Center is located on an approximate 5.1-acre parcel of land at 12350 Jefferson Avenue in Newport News, Virginia.

The purchase price of the Patrick Henry Corporate Center was approximately $18.6 million plus closing costs. The acquisition was funded with proceeds from a loan from an unaffiliated lender and with proceeds from the Company’s ongoing initial public offering.

The Patrick Henry Corporate Center was developed in 1989 and is 100% leased by 11 tenants, including Northrop Grumman (47%) and Patten, Wornom, Hatten & Diamonstein (26%). Northrop Grumman, a global defense and technology company, provides its customers worldwide with innovative systems, products, and solutions in information and services, electronics, aerospace and shipbuilding. Patten, Wornom, Hatten & Diamonstein offers a wide range of legal expertise in providing quality legal services to individuals, businesses, financial institutions, and government entities.

The current aggregate annual base rent for the tenants of the Patrick Henry Corporate Center is approximately $2.0 million. As of December 2007, the current weighted-average remaining lease term for the current tenants of the Patrick Henry Corporate Center is approximately 2.6 years. Northrop Grumman currently leases two suites, one for 41,745 square feet which expires in December 2009, and another for 4,462 square feet which expires in January 2012. The average annual rental rates for the Northrop Grumman leases over the remaining lease terms are $21.11 and $20.14 per square foot, respectively. Northrop Grumman has the right, at its option, to extend their 4,462 square foot lease for one additional three-year period. The Patten, Wornom, Hatten & Diamonstein lease expires in February 2011, and the average annual rental rate for the Patten, Wornom, Hatten & Diamonstein lease over the remaining lease term is $17.31 per square foot. Patten, Wornom, Hatten & Diamonstein has the one-time right, at its option, to reduce their square footage by an amount between 2,500 and 5,000 square feet with four-months notice and upon payment of a space reduction fee.

The Company does not intend to make significant renovations or improvements to the Patrick Henry Corporate Center. Management of the Company believes that the Patrick Henry Corporate Center is adequately insured.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF COMPANY

On November 29, 2007, in connection with its acquisition of the Patrick Henry Corporate Center, the Company, through a wholly owned subsidiary, entered into a one-year secured bridge loan with a financial institution for approximately $11.1 million secured by the Patrick Henry Corporate Center (the “Patrick Henry Corporate Center Mortgage Loan”).

The maturity date for the loan is November 29, 2008. For the first 30 days of the term of the loan, the interest rate will be a fixed rate of 140 basis points over 30-day LIBOR or 6.63%. Thereafter, interest will accrue at either the Prime Rate as established from time to time by the lender or LIBOR plus 1.40% (subject to adjustment for a reserve percentage established by the lender), at the Company’s option. There is no prepayment fee for principal borrowed at the Prime Rate. For principal borrowed at LIBOR plus 1.40%, there is a breakage fee for prepayment of the loan. In addition, under certain circumstances the Company must pay an exit fee in connection with repayment of the loan. If the Company repays the loan, in whole or in part, on or before the maturity date, the Company must pay the lender an exit fee in an amount equal to 0.125% of the amount being repaid, unless (i) such amounts are being repaid with proceeds from a replacement financing from the lender or (ii) the Company repays the entire amount of the respective loan with proceeds from the sale of the property securing the loan to a bona-fide third-party purchaser. Notwithstanding the above, the Company has no obligation to pay an exit fee if (a) the Company repays the loan with proceeds other than from lender refinancing and the lender has not provided the Company a reasonable quote for replacement financing or (b) the Company is repaying a portion of the loan for the sole purpose of reducing the outstanding amount of the loan to 50% of the lesser of the appraised value of the property securing the loan or the acquisition cost of the property securing the loan.

The loan documents for the Patrick Henry Corporate Center Mortgage Loan contain cross-default and cross-collateralization provisions such that this loan, as well as secured loans the Company has entered with respect to ten other properties with this lender and one secured loan the Company may enter with this lender in the future are cross-defaulted and cross-collateralized with each other.

During the term of the Patrick Henry Corporate Center Mortgage Loan, at all times while the ratio of the loan commitment to the lesser of (i) the appraised value of the property and (ii) the acquisition cost of the property, is greater than 50%, the Company has agreed to cause the Company and its subsidiaries to comply with certain financial covenants related to their net worth, ratio of total liabilities to gross asset value, ratio of EBITDA to fixed charges, and total amount of unfunded commitments. In addition, during the term of the loans, the Company has agreed to certain restrictions regarding the distributions of the Company and KBS Limited Partnership, the Company’s operating partnership, and the indebtedness of the Company and its subsidiaries.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing, the Company hereby confirms that it intends to file the required financial statements on or before February 14, 2008 by amendment to this Form 8-K.

(b) Pro Forma Financial Information. See paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: December 5, 2007	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer